UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 14, 2011

Emmaus Life Sciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

20725 S. Western Avenue, Suite 136, Torrance, CA 90501

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code   310-214-0065

Emmaus Holdings, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    Effective September 14, 2011, Emmaus Holdings, Inc. (the “Company”) changed its name to Emmaus Life Sciences, Inc. The name change was effected pursuant to Section 253 of the Delaware General Corporation Law (the “DGCL”) through the Company’s merger with a newly formed wholly owned subsidiary which, under the DGCL, does not require stockholder approval. Pursuant to Section 253 of the DGCL, such merger had the effect of amending the Company’s Certificate of Incorporation to reflect the new legal name of the Company.

    The merger and resulting name change does not affect the rights of stockholders of the Company. There were no other changes to the Company’s Certificate of Incorporation.

    A copy of the Certificate of Ownership and Merger effecting the name change, as filed with the Delaware Secretary of State on September 14, 2011, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit Number	Exhibit Title
3.1	Certificate of Ownership and Merger effecting the name change to Emmaus Life Sciences, Inc. filed with the Delaware Secretary of State on September 14, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emmaus Life Sciences, Inc.

Date: September 14, 2011
	By:	/s/ Yutaka Niihara
		Name:	Yutaka Niihara M.D., MPH.
		Title:	President and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Title
3.1	Certificate of Ownership and Merger effecting the name change to Emmaus Life Sciences, Inc. filed with the Delaware Secretary of State on September 14, 2011